ROGER L. FIDLER

Attorney at Law

400 Grove Street

Glen Rock, New Jersey 07452

(201) 445-7399

(201) 445-8862 (Fax)

rfidler0099@aol.com

June 11, 2003

Poker.com Inc.

630 – 1188 West Georgia Street

Vancouver, British Columbia V6E 4A2.

     Re:  Poker.com Inc.

            Registration Statement on Form S-8

            ----------------------------------

Gentlepersons:

We  are  counsel  to  Poker.com Inc.,  a  Florida corporation (the "Company").  We  have examined the Form S-8 filed with the United States Securities and Exchange Commission on August 21, 2000, and have assisted the Company in its preparation of an amendment to that filing (the "Registration Statement") under the Securities Act of 1933, as amended (the  "Securities  Act"), registering an aggregate of 2,000,000 shares  of  common  stock, $0.01 par value, of the Company (the "Common Stock"). Our opinion concerns only the 1,530,000 shares on common stock that the prior opinion of Clark, Wilson did not cover.

In  rendering  this  opinion,  we have considered such questions of law and examined  such  statutes  and  regulations,  corporate records, certificates and other  documents (the “Documents”) and have made such other examinations, searches and investigations as we have considered necessary.  In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies.  We have not made an independent examination of the laws of any jurisdiction other than Florida and the federal laws of the United  States,  and  we  do not express or imply any opinions in respect to the laws  of  any  other  jurisdiction.  The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

          In  connection with the Registration Statement, as amended, relating to the registration of 2,000,000 shares of the Company's Common Stock, to be offered under the Company's 1998 Stock Option Plan (the  "Plan"),  and  based  on  a review of the Documents, we are of the opinion that:

1.     The Company is a corporation organized and existing under the laws of the State of Florida and is in good standing with respect to the filing requirements of  its  annual  reports.

2.     All  necessary  corporate  action  has  been  taken  to  authorize  the establishment  of the Plan with a resolution authorizing the issuance of 2,000,000 shares  of  the  Company's  Common  Stock  under  the  Plan.

3.     The  shares of the Company's Common Stock, when issued in accordance with the  Plan, will be issued as fully paid non-assessable shares of Common Stock of the  Company.

We do not undertake to  advise  you  or  anyone else of any changes in the opinions expressed herein resulting  from  changes  in  law,  changes  in  facts or any other matters that hereafter  might  occur to be brought to our attention that did not exist on the date  hereof  and  of  which  we  had  no  knowledge.

Based  on  and  subject  to  the  foregoing, we are of the opinion, and expressly limit our opinion, so that the 1,530,000 shares of Common Stock, not subject to the prior opinion of Clark Wilson, will, when issued, constitute fully paid and nonassessable shares of Common  Stock.

We  hereby  consent  to  the  filing  of  this opinion as an Exhibit to the Registration  Statement.  This  consent  is  not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement  under  the  provisions  of  the  Securities  Act.

                              Very truly yours,

                              /s/ ROGER L. FIDLER

                              ROGER L. FIDLER